EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in (1) the Registration Statement on Form S-8, File No. 333-43837, (2) the Registration Statement on Form S-8, File No. 333-43839, (3) the Registration Statement on Form S-8, File No. 333-72939 and (4) the Registration Statement on Form S-3, File No. 333-81037 of our report dated February 14, 2000 on the consolidated financial statements of Siebert Financial Corp. and subsidiary ("Siebert") included in the Annual Report on Form 10-K of Siebert for the year ended December 31, 1999.



/s/ Richard A. Eisner & Company, LLP

New York, New York
March 28, 2000